SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

November 26, 2004

Date of Report (Date of earliest event reported)

VETERINARY PET SERVICES, INC.

(Exact name of registrant as specified in its charter)

California	0-50087	95-3538503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3060 Saturn Street

Brea, California 92821

(Address of principal executive offices)

(714) 989-0555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) and (c) Departure of Directors or Principal Officers; Appointment of Principal Officers

Judy L. Howard, the Company’s acting Chief Financial Officer, has resigned effective as of November 26, 2004. Michael D. Miller has been appointed as the Company’s Principal Accounting Officer effective as of November 29, 2004. Mr. Miller has been in the insurance business for the last 19 years and has been a Director of the Company since September 1998. Mr. Miller comes from Scottsdale Insurance Company, which owns approximately 61% of the Company’s stock. Mr. Miller currently serves as President and COO-elect of Scottsdale Insurance Company. Concurrently with his appointment as the Company’s Principal Accounting Officer, Mr. Miller resigned from the Company’s Audit Committee and has been replaced by Mr. Gary Tiepelman. Mr. Tiepelman has been a director of the Company since December 2000, and currently serves as Senior Vice President of Scottsdale Insurance Company. The Audit Committee now consists of R. Max Williamson, Gary Tiepelman and David Lancer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VETERINARY PET SERVICES, INC.

Date: November 29, 2004

	By:	/s/ James W. Carney
James W. Carney, acting
Chief Executive Officer